Exhibit 10.17

                              ACG HOLDINGS, INC.
                          PREFERRED STOCK OPTION PLAN

               Section 1. Purpose. The ACG Holdings, Inc. Preferred Stock Option Plan (the "Preferred Plan") is intended to provide an incentive to certain officers and key employees of ACG Holdings, Inc., a Delaware corporation (the "Company"), and its Subsidiaries (as defined in Section 2) to remain in the employ of the Company and its Subsidiaries and to increase their interest in the success of the Company through the grant of nonqualified stock options (the "Options") to purchase shares of Series AA Preferred Stock, par value $0.01, of the Company ("Series AA Preferred Stock"), Series BB Preferred Stock, par value $0.01, of the Company ("Series BB Preferred Stock" and, together with the Series AA Preferred Stock, the "Preferred Stock"), and, in certain circumstances set forth below, Common Stock, par value $0.01, of the Company ("Common Stock"). Options granted under the Preferred Plan are not intended to qualify as "incentive stock options" within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

               Section 2. Definitions. As used in the Preferred Plan, the following terms shall be defined as follows:

               "Adjusted Purchase Price" means, with respect to any Option Shares, the Option Price in respect of such shares plus interest, compounded annually, from the date on which such Option Price was paid to the date of termination of the Participant's employment, at a rate equal to the T-Bill Rate plus 50 basis points per annum.

               "Affiliate" has the meaning assigned to such term in the Stockholders' Agreement.

               "Agreement" has the meaning assigned to such term in Section 6.

               "Applicable Value" as of any date of determination means (A) in the case of Preferred Stock, Fair Market Value, and (B) in the case of Common Stock, (i) if the Company is a Public Company, Public Value and (ii) if the Company is not a Public Company, Fair Market Value.

               "beneficial owner" or "beneficially own" has the meaning assigned to such term in Rule 13d-3 under the 1934 Act.

               "Beneficiary" or "Beneficiaries" shall be defined as the person or persons designated by the Participant pursuant to the provisions of the applicable Agreement to receive payments pursuant to such Agreement upon the Participant's death. If no Beneficiary is so designated by the Participant or if no Beneficiary is living at the time a payment is due pursuant to such Agreement, payments shall be made to the estate of the Participant. The Agreement shall provide the Participant with the right to change the designated Beneficiaries from time to time by written instrument executed by the Participant and filed with the Committee in accordance with such rules as may be specified by the Committee.

               "Board of Directors" means the Board of Directors of the Company.

               "Call Right" means the right of the Company, exercisable in accordance with Section 9, (i) to cause a Participant or any Permitted Transferee of such Participant to surrender for cancellation unexercised Vested Options granted to such Participant pursuant to the Preferred Plan and (ii) to repurchase, and to cause a Participant or any Permitted Transferee of such Participant to sell, Option Shares beneficially owned by the Participant or any such Permitted Transferee, in each case on the terms and conditions specified in Sections 9 and 10.

               Termination for "Cause" means a termination of the Participant's employment with the Company or one of its Subsidiaries (a) for "cause" as defined in an employment agreement applicable to the Participant, or (b) in the case of a Participant who does not have an employment agreement that defines "cause", because of: (i) any act or omission that constitutes a material breach by the Participant of any of his obligations under his employment agreement with the Company or one of its Subsidiaries or the applicable Agreement; (ii) the continued failure or refusal of the Participant to substantially perform the duties reasonably required of him as an employee of the Company or one of its Subsidiaries; (iii) any willful and material violation by the Participant of any Federal or state law or regulation applicable to the business of the Company or one of its Subsidiaries, or the Participant's conviction of a felony, or any willful perpetration by the Participant of a common law fraud; or (iv) any other willful misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its Subsidiaries or Affiliates; provided, however, that no such termination that is susceptible to cure and that does not constitute a repetition of such Cause shall be considered a termination for Cause, unless the Company first gives the Participant written notice of its intention to terminate and of the grounds for such termination, and the Participant has not, within 20 business days following receipt of such notice, cured such Cause, or in the event such Cause is not susceptible to cure within such 20 business day period, the Participant has not taken all reasonable steps within such 20 business day period to cure such Cause as promptly as practicable thereafter.

               "Commission" means the Securities and Exchange Commission.

               "Committee" has the meaning assigned to such term in Section 3.

               "Date of Grant" means the date on which Options are granted to a Participant hereunder, as set forth on the applicable Agreement.

               "Effective Time" means January 16, 1998.

               "Eligible Persons" means officers and other key employees of the Company and its Subsidiaries.

               "Encumbrances" means any lien, security interest, pledge, claim, option, right of first refusal, marital right or other encumbrance with respect to any Option or Option Share.

               "Fair Market Value" means the value of a share of Preferred Stock or Common Stock (as the case may be) as determined in good faith by the Board of Directors or, under the circumstances described in Section 9(b), as determined in a written report to the Company by an independent appraisal or investment banking firm selected by the Board of Directors. For purposes of the definition of "Fair Market Value", the value to be determined by the Board of Directors or such appraisal or investment banking firm shall be (a) in the case of Preferred Stock, the price per share at which a share of Preferred Stock would change hands in an arm's length transaction between a willing buyer and a willing seller, both in possession of reasonable knowledge of all relevants facts (including without limitation the terms of the Preferred Stock and the financial condition of the Company), with neither party being under any compulsion to act or not act and assuming (i) all outstanding options to acquire shares of Preferred Stock are exercised if and only if such exercise is economically beneficial to the holders of such options, (ii) an appropriate discount to reflect the lack of liquidity (including the absence of a public market) and all relevant transfer restrictions and (iii) the absence of any "takeover" or "change-of-control" premium and (b) in the case of Common Stock, the price per share at which a share of Common Stock would trade on a national securities exchange, NASDAQ or a similar market, assuming full liquidity and the absence of any "takeover" or "change in control" premium.

               "Good Reason" means, with respect to any Participant, (a) "good reason" as defined in an employment agreement applicable to such Participant, or (b) in the case of a Participant who does not have an employment agreement that defines "good reason", (i) an unscheduled decrease in the Participant's base rate of compensation or a failure by the Company or any Subsidiary to pay material compensation due and payable to the Participant in connection with his employment; (ii) a material diminution of the responsibilities or title of the Participant with the Company or any Subsidiary; or (iii) the Company's or any Subsidiary's requiring the Participant to be based at any office or location more than 50 miles from his principal employment location as of the Effective Time; provided, however, no such event or material breach that constitutes a potential grounds for Good Reason that is susceptible to cure and that does not constitute a repetition of such event or material breach shall be considered Good Reason, unless the Participant first gives written notice to the Company of his intention to terminate and the grounds for such termination, and the Company has not, within 20 days following the receipt of such notice, cured such event or material breach, or in the event such event or material breach is not susceptible to cure within such 20 business day period, the Company has not taken all reasonable steps within such 20 business day period to cure such event or material breach as promptly as practicable thereafter.

               "Legended Certificate" means a certificate evidencing the number of Option Shares issued upon the exercise of an Option and imprinted with a legend to indicate that (a) such shares are subject to the restrictions on transfer set forth in the applicable Agreement and in the Stockholders' Agreement and (b) if the offer and sale of such shares have not been registered under the 1933 Act, such shares may be sold only pursuant to a registration statement under the 1933 Act or an exemption from registration under the 1933 Act that the Company has determined is available for such sale.

               "Liquidity Event" means the first to occur of (i) a Public Offering, (ii) a sale by the Company of all or substantially all of its assets to a third party that is not an Affiliate of the Company, and (iii) the completion of a sale contemplated by Section 3.08 of the Stockholders' Agreement.

               "NASDAQ" means the National Automated Securities Dealers' Automated Quotation System.

               "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

               "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

               "Option Price" means, with respect to any Option, the exercise price per share of Preferred Stock or Common Stock (as the case may be), as determined at the time of grant by the Committee in its sole discretion and as set forth in the applicable Agreement.

               "Option Shares" means the shares of Preferred Stock or Common Stock (as the case may be) acquired by a Participant upon exercise of an Option, and the shares of Preferred Stock, Common Stock or other securities of the Company received by a Participant in the circumstances set forth in
Section 8(a)(vii).

               "Participant" means any Eligible Person who has entered into an Agreement.

               "Permanent Disability" means a physical or mental disability or infirmity of the Participant that prevents the normal performance of substantially all his duties as an employee of the Company or any Subsidiary, which disability or infirmity shall exist for any continuous period of 180 days or for 180 days within any twelve month period.

               "Permitted Transferee" (i) with respect to any Option Share, has the meaning assigned to such term in the Stockholders' Agreement and (ii) with respect to any Option, means any person or entity (other than the Company) to whom an Option has been transferred in accordance with Section 7.

               The Company shall be deemed to be a "Public Company" if, as of any date of determination, the aggregate number of shares of Common Stock that shall have been sold in Public Offerings shall equal not less than 25% of the then outstanding shares of Common Stock (as determined on a fully diluted basis).

               "Public Offering" means an underwritten public offering of equity securities of the Company pursuant to an effective registration statement under the 1933 Act.

               The "Public Value" of a share of Common Stock on a given date shall be the average closing price of a share of Common Stock on such national securities exchange as may be designated by the Board of Directors, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated quotation system, the average closing bid price per share of Common Stock on such automated quotation system (the "Average Closing Price"), in either case for the 30-day period ending on such date. The Average Closing Price of a share of Common Stock shall be determined by dividing (i) by (ii), where (i) shall equal the sum of the closing prices for the Common Stock on each day that the Common Stock was traded and a closing price was reported on such national securities exchange or such automated quotation system, as the case may be, during the 30-day period, and (ii) shall equal the number of days on which the Common Stock was traded and a closing price was reported on such national securities exchange or such automated quotation system, as the case may be, during the 30-day period.

               "Retirement" means resignation or voluntary termination of employment after attainment of an age required for payment of an immediate pension pursuant to the terms of any qualified retirement plan maintained by the Company or any of its Subsidiaries in which the Participant participates; provided, however, that no resignation or termination prior to a Participant's sixty-fifth birthday shall be deemed a Retirement unless the Committee so determines in its sole discretion.

               "Stockholders' Agreement" means the Amended and Restated Stockholders' Agreement, dated as of August 14, 1995, among the Company and each of the other parties signatory thereto, and as it may hereafter be amended.

               "Subsidiary" means any corporation if 50% or more of the total combined voting power of all classes of stock is owned, either directly or indirectly, by the Company or another Subsidiary.

               "T-Bill Rate" means, with respect to any period during which interest shall accrue at such rate hereunder, the arithmetic average of all the yields, as reported in The Wall Street Journal, at which one-year U.S. Treasury bills were auctioned during such period.

               "Vested Options" means, as of any date, Options which have vested in accordance with Section 8(a)(i) or 8(a)(ii).

               Section 3.  Administration of the Preferred Plan.

           (a) Members of the Committee. The Preferred Plan shall be administered, and Options shall be granted hereunder, by the Board of Directors or such committee thereof as the Board of Directors may designate. As used herein, "Committee" shall mean any committee of the Board of Directors designated pursuant to the previous sentence or, if no such committee is so designated, shall mean the Board of Directors. Notwithstanding the foregoing, following the first registration of any equity security of the Company pursuant to Section 12 of the 1934 Act, the composition of the Committee shall be adjusted to the extent required in order for the Company to rely on the exemptive relief provided under Rule 16b-3, as it may be amended from time to time, promulgated pursuant to Section 16 of the 1934 Act.

           (b) Authority of the Committee. The Committee shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Preferred Plan. All questions of interpretation, administration and application of the Preferred Plan shall be determined in good faith by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The determination of such majority shall be final and binding in all matters relating to the Preferred Plan.

               Section 4.  Number of Shares Issued in Connection with Option
Grants.   The maximum aggregate number of shares of Preferred Stock that may be issued under the Preferred Plan is (subject to adjustment as provided in Section 11):

               Series AA Preferred Shares: 404

               Series BB Preferred Shares: 179

               If and to the extent that any Option expires or has been surrendered or has been cancelled for any reason whatsoever without being exercised in full, the shares of Preferred Stock as to which such Option has not been exercised may again be available for issuance in connection with future grants of Options.

               Section 5. Eligible Persons. Options may be granted only to Eligible Persons. The Committee shall have the authority to select the individual Participants from among such class of Eligible Persons to whom Options may be granted and to determine the number of Options to be granted to each Participant.

               Section 6. Agreement. The terms and conditions of each Option shall be embodied in a written agreement (the "Agreement") in a form approved by the Committee which shall contain terms and conditions not inconsistent with the Preferred Plan and which shall incorporate the Preferred Plan by reference. Each Agreement shall: (a) state the Date of Grant, the number of Options being granted pursuant to such Agreement, and the applicable Option Price or Option Prices; (b) specify the applicable vesting schedule and the effective term of the Option; (c) be signed by the recipient of the Option and a person designated by the Committee; and (d) be delivered to the recipient of the Option.

               Section 7. Stockholders' Agreement; Restrictions on Transfer. Each Participant shall, as a condition to the effective grant of any Option hereunder, execute an agreement, in form and substance satisfactory to the Company, pursuant to which he shall become a party to the Stockholders' Agreement. None of the Option Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of to any third party other than the Company except as provided in the Stockholders' Agreement. None of the Options may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of, except by will or the laws of descent and distribution. Each Permitted Transferee (other than the Company) of any Option or Option Share shall, as a condition to the transfer thereof, execute an agreement, in form and substance satisfactory to the Company, pursuant to which it shall become a party to the Stockholder's Agreement and the Agreement applicable to the transferor.

               Section 8.  Options.

           (a) Terms of Options Generally. Options may be granted to any Eligible Person. Each Option shall entitle the Participant to whom such Option was granted to purchase, upon payment of the relevant Option Price, one share of Series AA Preferred Stock or Series BB Preferred Stock as specified in the Agreement relating to such Options. Payment of the Option Price shall be made in cash, or, in the sole discretion of the Board of Directors and to the extent provided in the applicable Agreement, in shares of Preferred Stock or other securities of the Company already owned by the Participant, in other property acceptable to the Board of Directors or in any combination of cash, shares of Preferred Stock or other securities of the Company or other property. Options granted under the Preferred Plan shall comply with the following terms and conditions:

                 (i) Vesting. Except as vesting may be accelerated pursuant to the terms of the Preferred Plan or the applicable Agreement, each Option shall vest in accordance with a schedule to be set forth in the applicable Agreement.

                (ii) Acceleration of Vesting. In the event of a termination of a Participant's employment by reason of death or Permanent Disability, such Participant's Options shall become 50% vested if such Options were less than 50% vested at the time of such termination. All Options shall immediately vest upon (i) the closing of a sale of Common Stock pursuant to Section 3.08 of the Stockholders' Agreement (and Participants shall be considered to be "Other Stockholders" for purposes of such Section 3.08), (ii) a sale by the Company of all or substantially all of its assets to a third party that is not an Affiliate of the Company, and (iii) the occurrence of a Liquidation Event as defined in the Company's Amended and Restated Certificate of Incorporation ("Charter"). In addition, in the event that any dividend shall be paid by the Company pursuant to Sections 4.02(a)(i)(A) or 4.02(b)(i)(A) of the Charter, all Series AA Options or Series BB Options, respectively, shall immediately vest.

               (iii) Duration of Options. Each Option shall be effective for such term as shall be determined by the Board of Directors and set forth in the applicable Agreement; provided, however, that the term of any Option shall not exceed 10 years from the Date of Grant.

                (iv) Exercise Following Termination of Employment. Upon termination of a Participant's employment with the Company or any of its Subsidiaries (including upon the Participant's death, Permanent Disability or Retirement, but not including a termination, on or prior to December 31, 2001, of such Participant's employment by the Company or any of its Subsidiaries for Cause or by the Participant other than for Good Reason), the Participant (or, in the case of the Participant's death, his Beneficiary) may exercise any Vested Option, subject to Section 8(b), at any time until the earlier of (A) one year following the date of such termination of employment (or, if a Vested Option may not be exercised on the date of such termination of employment because the conditions to exercise set forth in Section 8(b) are not satisfied, one year following the date on which the Company notifies the Participant that one such condition has been satisfied and that the Option may be exercised), and (B) exercise by the Company of its Call Right under Section 9, but in no event after the expiration of the Option under the provisions of clause 8(a)(iii) above. Upon the expiration of such period or exercise of such Call Right, any such Vested Option not theretofore exercised shall be canceled, and the shares of Preferred Stock that had been subject thereto shall again be available for grants of further Options under the Preferred Plan.

                 (v) Certain Restrictions. Options granted hereunder shall be exercisable during the Participant's lifetime only by the Participant.

                (vi) Stockholder Rights. A Participant shall have no rights as a stockholder with respect to any Option Shares until a certificate or certificates evidencing such shares shall have been issued to such Participant, and, except as provided in Section 11, no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.

               (vii) Dividends, Distributions and Conversions. Any shares of Preferred Stock, Common Stock or other securities of the Company received by a Participant as a result of a stock distribution to holders of Options or Option Shares, as a stock dividend on Option Shares or as a result of a conversion of Options or Option Shares into other securities of the Company shall be subject to the same restrictions as such Option Shares, and all references to Option Shares hereunder shall be deemed to include such shares of Preferred Stock, Common Stock or other securities.

              (viii) Conversion of Options. Each Option Agreement shall provide that in the event of a Majority Conversion (as defined in Section 11), the Participant shall agree, if so requested by the Company, to immediately convert any shares of Preferred Stock held by the Participant into shares of Common Stock upon the same terms and conditions as apply to such Majority Conversion.

                (ix) Additional Terms and Conditions. Each Option granted hereunder, and any Option Shares issued in connection with such Option, shall be subject to such additional terms and conditions not inconsistent with the Preferred Plan which are prescribed by the Board of Directors and set forth in the applicable Agreement.

           (b) Limitation on Exercise. An Option shall not be exercisable unless the offer and sale of the corresponding Option Shares have been registered under the 1933 Act and qualified under applicable state "blue sky" laws, or the Company has determined that an exemption from registration under the 1933 Act and from qualification under such state "blue sky" laws is available. The Company shall use its reasonable best efforts to cause the offer and sale of such Option Shares to qualify (i) for an applicable exemption from registration under the 1933 Act and (ii) under applicable state "blue sky" laws.

           (c) Issuance of Certificate. As soon as practicable following the exercise of any Options, a Legended Certificate evidencing the number of Option Shares issued in connection with such exercise shall be issued in the name of the Participant.

           (d) Unvested Options. Upon termination of a Participant's employment for any reason, all Options which have not theretofore vested (and which do not vest by reason of such termination of employment) shall be forfeited and canceled without any payment therefor.

               Section 9.  Termination of Employment.

           (a)  Company Call Right.

                 (i) Exercise of Call Right. If the employment of a Participant with the Company and its Subsidiaries terminates for any reason (other than a termination by the Participant for Good Reason or termination by the Company without Cause) prior to a Liquidity Event, the Company shall have a Call Right, exercisable for a period of fifteen months following such termination of employment, with respect to all of the Vested Options and Option Shares beneficially owned by the Participant and any Permitted Transferees of the Participant. The Company may exercise its Call Right by giving written notice thereof to the Participant or such Permitted Transferee.

                (ii) Purchase Price. With respect to any exercise of the Company's Call Right as provided for in Section 9(a)(i), the Participant or his Permitted Transferee, as applicable, shall surrender to the Company all Vested Options and Option Shares, and the Company shall pay to the Participant as consideration therefor the following:

                       (A) In the event that the employment of a Participant is terminated by the Company or any of its Subsidiaries without Cause, or by reason of death, Permanent Disability or Retirement (or is terminated for any other reason, except termination by the Participant for Good Reason or termination by the Company without Cause, following December 31, 2001), the Participant shall receive a payment equal to (i) in the case of Vested
Options, the excess, if any, of the aggregate Applicable Value of the Option Shares subject to such Vested Options over the aggregate Option Price of such Options, and if such amount is zero or less, the Options shall be surrendered for cancellation without any consideration being paid therefor, and (ii) in the case of Option Shares, the aggregate Applicable Value of such Option Shares. The Applicable Value shall, for purposes of this Section 9, be determined as of the date of termination of the Participant's employment.

                       (B) In the event that, on or prior to December 31, 2001, the Participant's employment is terminated by the Company or any of its Subsidiaries for Cause, or by the Participant other than for Good Reason, (i) the Participant's Vested Options shall be surrendered for cancellation without any consideration being paid therefor and (ii) the Participant shall receive a payment equal to the lower of (x) the aggregate Applicable Value of the Participant's Option Shares and (y) the aggregate Adjusted Purchase Price for such Option Shares.

           (b) Appraisal. If, in connection with the exercise by the Company of its Call Right under this Section 9, the Participant with respect to whose Options or Option Shares are subject to the Call Right reasonably believes that the Board of Directors' determination of Fair Market Value (if applicable) is not reasonable, then the Participant may challenge the Board of Directors' determination of such Fair Market Value by giving written notice to the Board of Directors no later than ten business days after receipt of notice of the purchase price which the Company intends to pay upon exercise of its Call Right. In such event, the Company shall engage at its own expense an appraisal or investment banking firm that is independent of the Company and its Affiliates to determine the Fair Market Value of the Preferred Stock or Common Stock (as the case may be) for purposes of determining the purchase price to be paid by the Company; provided, however, that if such a determination has been made by such an appraisal or investment banking firm less than six months prior to the date as of which the Fair Market Value of the Preferred Stock or Common Stock is to be determined, the Company shall not be required to engage any such firm and may, in its discretion, instead rely upon such earlier valuation. Any such appraisal or investment banking firm engaged by the Company shall be selected by the Board of Directors and shall be reasonably satisfactory to the Participant. The purchase price determined by such independent appraisal or investment banking firm shall be conclusive and binding on the parties. Anything in Section 10(a) to the contrary notwithstanding, if such an independent appraisal or investment firm is appointed, no payment shall be made in respect of the Company's repurchase of Vested Options or Option Shares pending the determination of the purchase price by such firm, and payment of such purchase price shall instead be made no later than the tenth business day following receipt by the Company of the report of such firm establishing such purchase price. If there has been an independent appraisal or determination of Fair Market Value by an independent appraisal or investment banking firm within the past year and the Fair Market Value so determined by the independent appraisal or investment banking firm exceeds the earlier Fair Market Value so determined by 10%, the costs of such firm shall be for the account of the Company; in all other cases, the costs of such firm shall be shared equally by the Company and the Participant, and the Company shall have the right to withhold such costs from any payment it makes in respect of its repurchase of Vested Options or Option Shares from the Participant.

           (c)  Post-Call Events.

                 (i) If (x) the Company shall have exercised its Call Right under this Section 9 following a termination of the Participant's employment by the Company or one of its Subsidiaries without Cause, (y) the Company becomes a Public Company during the 270-day period beginning as of the day after the termination of the Participant's employment and (z) the consideration that the holder of a share of Preferred Stock is entitled to receive pursuant to Section 4.02(a)(ii)(B) or Section 4.02(b)(ii)(B) of the Charter exceeds (the "Excess Price") the Applicable Value paid by the Company pursuant to Section 9(a) in connection with the exercise of its Call Right, then the Company shall pay to the Participant, as promptly as practicable after the date of such Public Offering, an amount in cash (subject to Section 10(b)) equal to the Excess Price multiplied by the number of Option Shares or shares of Preferred Stock underlying such Vested Options, as the case may be, with respect to which the Company shall have exercised its Call Right.

                (ii) If (w) the Company shall have exercised its Call Right under this Section 9 following a termination of the Participant's employment by the Company or one of its Subsidiaries without Cause, (x) during the 270-day period beginning as of the day after the termination of the Participant's employment, the stockholders of the Company enter into (or participate with respect to) a definitive agreement for the sale of all of the outstanding shares of Common Stock in accordance with Section 3.08 of the Stockholders' Agreement or the Company enters into a definitive merger agreement pursuant to the which the stockholders of the Company will receive cash (the "merger consideration") in lieu of their shares of Company stock, (y) such sale or merger is thereafter consummated and (z) if the per share price at which the Preferred Stock is sold in such sale, or the merger consideration paid with respect to each share of Preferred Stock in such merger, exceeds (in each case, the "Excess Sales Price") the Applicable Value paid by the Company pursuant to Section 9(a) in connection with the exercise of its Call Right, then the Company shall pay to the Participant, as promptly as practicable after the closing date of such sale, an amount in cash (subject to Section 10(b)) equal to the Excess Sales Price multiplied by the number of Option Shares or shares of Preferred Stock underlying such Vested Options, as the case may be, with respect to which the Company shall have exercised its Call Right.

               (iii) If (w) the Company shall have exercised its Call Right under this Section 9 following a termination of the Participant's employment by the Company or one of its Subsidiaries without Cause, (x) the Company enters into, during the 270-day period beginning as of the day after the termination of the Participant's employment, a definitive agreement for the sale of all or substantially all of its assets (other than a sale to an Affiliate), (y) such sale is thereafter consummated and (z) if the per share liquidation proceeds calculated (after giving effect to the provisions of this paragraph) to be received by the holder of a share of the Series AA Preferred Stock upon a subsequent pending liquidation of the Company exceeds (the "Excess Series AA Proceeds") the Applicable Value paid by the Company pursuant to
Section 9(a) in connection with the exercise of its Call Right, then the Company shall pay to the Participant, immediately prior to such liquidation, an amount in cash (subject to Section 10(b)) equal to the Excess Series AA Proceeds multiplied by the number of Series AA Preferred Stock Option Shares or shares of Series AA Preferred Stock underlying such Vested Options, as the case may be, with respect to which the Company shall have exercised its Call Right.

                (iv) If (w) the Company shall have exercised its Call Right under this Section 9 following a termination of the Participant's employment by the Company or one of its Subsidiaries without Cause, (x) the Company enters into during the 270-day period beginning as of the day after the termination of the Participant's employment, a definitive agreement for the sale of all or substantially all of its assets (other than a sale to an Affiliate), (y) such sale is thereafter consummated and (z) if the per share liquidation proceeds calculated (after giving effect to the provisions of this paragraph) to be received by the holder of a share of the Series BB Preferred Stock upon a subsequent pending liquidation of the Company exceeds (the "Excess Series BB Proceeds") the Applicable Value paid by the Company pursuant to
Section 9(a) in connection with the exercise of its Call Right, then the Company shall pay to the Participant, immediately prior to such liquidation, an amount in cash (subject to Section 10(b)) equal to the Excess Series BB Proceeds multiplied by the number of Series BB Preferred Stock Option Shares or shares of Series BB Preferred Stock underlying such Vested Options, as the case may be, with respect to which the Company shall have exercised its Call Right.

               Section 10.  Additional Terms Relating to the Company's Call
Right.

           (a) Closing. The closing of any exercise of the Company's Call Right shall take place at the offices of the Company, or such other place as may be mutually agreed, not less than 15 nor more than 30 days after the date such Call Right is exercised. The date and time of closing shall be specified by the Company at the time it exercises the Call Right. At such closing, the Participant shall deliver consents to the surrender and cancellation of Vested Options and certificates for the Option Shares to be repurchased by the Company duly endorsed, or accompanied by written instruments of transfer in form reasonably satisfactory to the Company duly executed by the Participant, free and clear of any Encumbrances. The Company shall, subject to Section 10(b), pay the applicable purchase price for surrendered Vested Options or Option Shares in cash.

           (b) Financial Capability; Legal Limitations. Anything in the Preferred Plan or any Agreement to the contrary notwithstanding, to the extent that (i) the limitations or restrictions applicable to the Company or any of its Subsidiaries under the laws of the State of Delaware, the restrictions or limitations contained in the Company's Certificate of Incorporation or any other applicable law, rule or regulation or under the terms of any indebtedness for borrowed money of the Company or any of its Subsidiaries prohibit the Company from making any payment required under the Preferred Plan or any applicable Agreement with respect to an Option or Option Share or (ii) the Board of Directors shall determine in good faith that the Company is not financially capable of making any such payment (provided, however, that the Board of Directors shall not make any such determination in the event that a dividend or other payment has been made with respect to Preferred Stock within thirty days thereof), then the Company shall not be obligated to make payment at such time, and shall have the right to defer such payment until the Board of Directors reasonably determines that such limitations and restrictions no longer restrict the Company from making such deferred payment. Any amounts the payment of which is so deferred shall bear interest, compounded annually and calculated at a rate equal to the T-Bill Rate plus 50 basis points per annum from the closing date for the repurchase of the Participant's Options and Option Shares and shall be paid (with interest) promptly after, and to the extent that, the Board of Directors determines that the limitations and restrictions referred to in the first sentence of this Section 10(b) no longer restrict such payment. Notwithstanding a deferral of payment in accordance with this Section 10(b) for Vested Options or Option Shares in respect of which the Company shall have exercised its Call Right, the closing of any exercise of such Call Right shall take place as provided in Section 10(a), and the right of the Participant and his Permitted Transferees in respect of the Vested Options and Option Shares (other than the right to receive payment of amounts deferred and interest thereon in accordance with this Section 10(b)) shall terminate as of such closing.

               Section 11. Effect of Certain Corporate Changes. (a) In the event that at least 50 per cent of the shares of any series of Preferred Stock outstanding on the date hereof are converted into shares of Common Stock, or the Company has received notice that such shares are to be converted (each, a "Majority Conversion"), each Option to purchase shares of that series of Preferred Stock shall be automatically converted into an Option to purchase shares of Common Stock upon the same terms and conditions as apply to such Majority Conversion.

           (b) In the event that at least 50 per cent of the shares of any series of Preferred Stock outstanding on the date hereof are redeemed by the Company for cash, or the Company has given notice of its intention to effect such a redemption, the Committee may provide that each Option shall be cancelled, in which case the Company shall pay each such Participant in cash for each such Option an amount determined by multiplying (A) the excess, if any, of the redemption price over the Option Price of such Option by (B) the number of Option Shares to which such Option relates.

           (c) In the event that any dividend or other distribution (whether in the form of cash, securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange, conversion, redemption or public offering of securities of the Company, issuance or warrants or other rights to purchase securities of the Company, or other similar corporate transaction or event affects the Preferred Stock (or in the event that Options have been converted into Options to purchase shares of Common Stock pursuant to Section 11(a), the Common Stock) then the Committee shall, in order to prevent economic dilution or enlargement of the benefits or potential benefits intended to be made available under the Preferred Plan, in such manner as it may deem equitable, adjust any or all of (i) the number of shares of Preferred Stock, Common Stock or other securities of the Company (or number and kind of other securities or property) with respect to which Options may be granted, (ii) the number of shares of Preferred Stock, Common Stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding Options, (iii) the Option Price with respect to any Option, and
(iv) in the case of Options that have been exercised but the Option Shares for which have not been delivered by the Company, the number or kind of shares or other consideration to be delivered.

               Section 12.  Miscellaneous.

           (a) No Rights to Grants or Continued Employment. No Participant shall have any claim or right to receive grants of Options under the Preferred Plan. Neither the Preferred Plan nor any action taken or omitted to be taken hereunder shall be deemed to create or confer on any Participant any right to be retained in the employ of the Company or any Subsidiary or other Affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other Affiliate thereof to determine the employment of such Participant at any time.

           (b) Right of Company to Assign Rights and Delegate Duties. The Company shall have the right to assign any of its rights and delegate any of its duties hereunder to any of its Affiliates.

           (c) Tax Withholding. The Company and its Subsidiaries shall have the right to require any individual entitled to receive Option Shares to remit to the Company, prior to the delivery of any certificates evidencing such shares, any amount sufficient to satisfy any Federal, state or local tax withholding requirements. Prior to the Company's determination of such withholding liability, such individual may make an irrevocable election to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold Option Shares that would otherwise be received by such individual. The Company and its Subsidiaries shall also have the right to deduct from all cash payments made pursuant to the Preferred Plan or any applicable Agreement with any Federal, state or local taxes required to be withheld with respect to such payments.

           (d)  No Restriction on Right of Company to Effect Corporate
Changes. The Preferred Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital structure or business of the Company, or any merger or consolidation of the Company, or any issue of stock or options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Preferred Stock or the Common Stock or the rights thereof or which are convertible into or exchangeable for Preferred Stock or Common Stock or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

           (e) 1934 Act. Notwithstanding anything contained in the Preferred Plan or any Agreement to the contrary, if the consummation of any transaction under the Preferred Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the 1934 Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability, but in no event for a period in excess of 180 days.

               Section 13. Amendment. The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Preferred Plan in whole or in part. No termination or amendment of the Preferred Plan may, without the consent of the Participant to whom any Options shall previously have been granted, adversely affect the rights of such Participant in such Options; provided, however, that the Participant Committee (as hereinafter defined) shall have the authority to approve (without any further consent and which approval shall be binding on all Participants) any such alteration, amendment, suspension, termination or waiver of any of the rights of the Participants under the Preferred Plan or any Agreement or any outstanding Options so long as such alteration, amendment, suspension, termination or waiver is uniformly applicable to all Participants. As used herein, the "Participant Committee" means Stephen M. Dyott and successor members of such committee appointed by him.

               Section 14. Effective Date. The Preferred Plan shall be effective as of the Effective Time.

               Section 15. Termination. Unless previously terminated pursuant to Section 13 hereof, the Preferred Plan shall terminate on the tenth anniversary of the Effective Time, and no further Options may be awarded hereunder after such date.

               Section 16. Headings. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Preferred Plan.

               Section 17. Governing Law. The Preferred Plan and all rights hereunder shall be construed in accordance with and governed by laws of the State of New York.